EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tego Cyber Inc. (the “Company”) on Form 10-Q/A for the quarterly period ended September 30, 2022, as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of Tego Cyber Inc., certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Tego Cyber Inc.
Date: February 24, 2023
	By:	/s/ Shannon Wilkinson
	Name:	Shannon Wilkinson
	Title:	Chief Executive Officer (Principal Executive Officer)

Tego Cyber Inc.
Date: February 24 , 2023
	By:	/s/ Earl R. Johnson
	Name:	Earl R. Johnson
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)